UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2014

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland Maryland	001-32265 333-181102-01	76-0753089 56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill County Blvd., Suite T-200, Austin, Texas  78738
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (512) 732-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

⁯
Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Effective May 20, 2014, the Board of Directors of American Campus Communities, Inc. (the "Company") approved the retirement of Greg A. Dowell as the Company's Senior Executive Vice President and Chief Operating Officer, effective September 30, 2014.

The Company and Mr. Dowell entered into a Separation Agreement and Mutual General Release, dated as of May 20, 2014 (the "Separation Agreement").  The Separation Agreement provides, among other things, that (i) the Company will continue to pay Mr. Dowell his base salary to which he is entitled under his current employment agreement through September 30, 2014 and will pay to Mr. Dowell $300,000 on September 30, 2014, (ii) Mr. Dowell will retain all of the restricted stock awards, common units and other stock-based awards previously granted to him that have vested as of September 30, 2014 and will forfeit all portions of any restricted stock awards or other stock-based awards unvested as of September 30, 2014, and (iii) the Confidentiality and Noncompetition Agreement between the Company and Mr. Dowell will survive the termination of Mr. Dowell's employment with the Company.

In addition, the Company and Mr. Dowell entered into a Consulting Agreement to be effective as of September 30, 2014 (the "Consulting Agreement"), pursuant to which Mr. Dowell agreed to provide consulting services to the Company with respect to the development of systems relating to the operations of the Company's properties for an annual fee of $250,000 payable monthly during the term of the Consulting Agreement.  The Consulting Agreement may be terminated by either party on 60 days' prior notice.

The Separation Agreement and the Consulting Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

(c)           Effective May 20, 2014, the Board of Directors of the Company appointed James C. Hopke, Jr. (age 52) as the Company's Executive Vice President and Chief Operating Officer effective as of October 1, 2014, at an annual base salary of $300,000.  Mr. Hopke has served as Executive Vice President-Asset Management of the Company since November 2013.  Mr. Hopke served as Executive Vice President-Project Management and Construction of the Company from November 2007 to November 2013 and as Executive Vice President and Chief Investment Officer of the Company from May 2005 to November 2007.  From November 2002 to April 2005, Mr. Hopke served as Vice President, Asset Management and Advisory Services for Wachovia Securities' Real Estate Capital Markets group.  From February 2000 to November 2002, he served as Senior Vice President, Acquisitions of the Company's predecessor entities.

Also on May 20, 2014, the Company entered into an amendment to the employment agreement with Mr. Hopke to reflect the change in his position described above.  Such amendment is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The press release related to Mr. Hopke's appointment is attached hereto as Exhibit 99.4.

Such information is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings
LLC, its general partner

		By:	American Campus Communities, Inc.,
its sole member

			By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President,
Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Separation Agreement and Mutual General Release, dated as of May 20, 2014, between American Campus Communities, Inc. and Greg A. Dowell

99.2	Consulting Agreement, dated effective as of September 30, 2014, between American Campus Communities, Inc. and Greg A. Dowell

99.3	Fourth Amendment to Employment Agreement, dated as of May 20, 2014, between American Campus Communities, Inc. and James C. Hopke, Jr.

99.4	Press Release, dated May 21, 2014